                                                                    Exhibit 3.2


                                    BY-LAWS

                                      OF

                     GE FINANCIAL ASSURANCE HOLDINGS, INC.
               (As Amended and Restated as of November 21, 2000)


                                   ARTICLE I

                                 STOCKHOLDERS
                                 ------------

1.   Annual Meeting.  A meeting of the stockholders of the Company shall be held
     --------------
     annually on such date as may from time to time be determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting or at such time or place within or without the State of Delaware as shall be designated by the Board of Directors.

2.   Notice of Annual Meeting.  Notice of the annual meeting of the stockholders
     ------------------------
     shall be given not less than ten days, but no more than sixty days before the day on which the meeting is to be held. It shall be given to each stockholder of record of the Company by written or printed notice either personally, electronically, by first class mail, courier service or facsimile, or as otherwise required by statute. Publication of any such notice shall not be required. Every such notice shall state the time and place of the meeting. At any such meeting, action may be taken upon any subject which is not by statute required to be stated in the notice of the meeting. Every stockholder of the Company shall furnish to its Secretary, from time to time, the post office address, electronic mail ("e-mail") address or facsimile number to which notice of all meetings of shareholders may be mailed or sent. If any stockholders fail to or decline to furnish a post office or e-mail address to the Secretary, it shall not be necessary to give notice to any such stockholder of any meeting of the stockholders, or any other notice whatsoever. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall in person or by attorney thereunto authorized, in writing, waive notice of any meeting, notice thereof need not be given to him or her. A stockholder may waive notice by delivering a written executed document electronically or in hard copy regarding that fact to the Secretary of the Company. Notice of any adjourned meeting of the stockholders shall not be required to be given if reconvened within thirty days of adjournment.

3.   Special Meetings.  Except as otherwise provided by statute, special
     ----------------
     meetings of the stockholders shall be held whenever called by the Chairperson or the President or his designee, or on the call of stockholders holding together at least thirty percent of the capital stock, such call in any case is to be in writing and addressed to the Secretary.

4.   Notice of Special Meetings.  Notice of special meetings of the stockholders
     --------------------------
     shall be given at least ten days and no more than sixty days before the day on which the meeting is to be held. Only business within the purpose or purposes described in the meeting notice pursuant to statute may be conducted.

5.   Quorum.  At any meeting of the stockholders the holders of a majority of
     ------
     all the stocks of capital stock of the Company, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes.

     If the holders of the amount of stock necessary to constitute a quorum fail to attend in person or by proxy an annual meeting or a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend in person or by proxy. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

6.   Organization.  The Chairperson, or in the absence of the Chairperson, the
     ------------
     President or his designee, shall call all meetings of the stockholders to order and act as Chairperson of such meetings. The Chairperson, the President or his designee so presiding may yield to any person of his selection present at the meeting for such portion or portions of the meeting as he may desire. The Secretary of the Company, or, in his absence, an Assistant Secretary, shall act as such.

7.   Order of Business.  The order of business at stockholder meetings shall be
     -----------------
     as determined by the Chairperson, subject to the approval of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereat.

8.   Voting.  At each meeting of the stockholders, every holder of stock then
     ------
     entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered in his name.

9.   Proxies.  Every proxy must be dated and signed by the stockholder or by his
     -------
     attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the will of the stockholder executing it, except where an irrevocable proxy is permitted by statute.

10.  Action by Unanimous Consent.  Unless otherwise restricted by the Articles
     ---------------------------
     of Incorporation or by statute, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders consent thereto in writing, and the writing or writings are filed with the minutes of proceedings, for the stockholders. Any action taken by written consent shall be effective according to its terms when the requisite consent is in the possession of the Company.

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                                  ARTICLE II

                                   DIRECTORS
                                   ---------

1.   Number, Qualification, Powers and Election of Directors.  The business and
     -------------------------------------------------------
     property of the Company shall be managed by the Board of Directors, and except as otherwise expressly provided by statute or by these By-laws, all of the powers of the Company shall be vested in said Board. At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors. Each director shall hold office until the next annual stockholders meeting, or until a successor shall have been duly qualified and elected, unless otherwise provided in the By-laws. The number of directors shall not be less than one and no more than five, the number thereof to be determined from time to time by the shareholder, or by a resolution of the Board of Directors.

2.   Vacancies. Except as otherwise provided in the Articles of Incorporation or
     ---------
     in the following paragraph, vacancies occurring in the membership of the Board of Directors or any committee thereof from whatever cause arising, except the removal of directors without cause (including vacancies occurring by reason of the removal of directors with cause and newly created directorship resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the stockholders.

3.   Removal.  Any one or more of the directors may be removed, either for or
     -------
     without cause, at any time, by vote of the stockholders holding a majority of the outstanding stock of the Company entitled to vote, present in person or by proxy, at any special meeting of the stockholders. A vacancy or vacancies occurring from such removal may be filled at a regular or special meeting of the stockholders or at a regular or special meeting of the Board of Directors. In the case of a temporary disability or absence of any director, the Board of Directors may designate an incumbent for the time being, who during such incumbency shall have the powers of such director.

4.   Resignations.  Any director may resign at any time by giving written notice
     ------------
     of such resignation to the President or Secretary of the Company. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof unless the notice specifies a later effective date.

5.   Regular Meetings.  The Board of Directors may by resolution, provide for
     ----------------
     the holding of regular meetings and may fix the times and places at which such meetings shall be held. The Secretary shall give notice of each regular meeting at least at least ten days, but no more than sixty days before the meeting, but such notice may be waived by any director. Any business may be transacted and any Company action may be taken at any regular meeting of the directors, whether such business or action is stated in the notice of the meeting or not.

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6.   Special Meetings. Special meetings of the Board of Directors may be called
     ----------------
     by the Chairperson or the President. The Secretary shall give notice of each special meeting at least ten days, but no more than sixty days before the meeting, but such notice may be waived by any director. At any special meeting of the directors, any business may be transacted and any Company action may be taken, whether such business or action is stated in the notice of the meeting or not.

7.   Manifestation of Dissent. A director who is present at a meeting of the
     ------------------------
     Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall deliver such dissent in writing or forward such dissent by mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

8.   Quorum.  A majority of the directors at any time in office shall constitute
     ------
     a quorum. Members of the board of directors or any committee designated thereby may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Should less than a quorum be present at any meeting, the meeting may be adjourned from time to time by those present without notice, other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided in these By-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The directors shall act only as a Board and the individual directors shall have no power as such.

9.   Bonding.  The Board of Directors may require such officers, agents and
     -------
     employees as it may designate to file satisfactory bonds for the faithful performance of their duties. The Board may confer on the President of the Company the power of selecting, discharging and suspending any of the agents or employees of the Company.

10.  Action by Unanimous Consent.  Unless otherwise restricted by the Articles
     ---------------------------
     of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings for the Board or committee. Any action taken by written consent shall be effective according to its terms when the requisite consent is in the possession of the Company.

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11.  Compensation of Directors.  A director who is a paid employee of the
     -------------------------
     Company, or any affiliated company, shall not receive any compensation for his attendance at any meeting of the Board of Directors, or at any committee meeting. A director who is not a paid employee of the Company, or any affiliated company, shall receive such compensation for attendance and/or a retainer, if any, as the Board of Directors may determine.


                                  ARTICLE III

                     COMMITTEES OF THE BOARD OF DIRECTORS
                     ------------------------------------

1.   Committees.  The Board of Directors may, by one or more resolutions passed
     ----------
     by a majority of the whole Board, designate from among its members one or more committees, each committee to consist of one or more directors of the Company; each such committee, to the extent provided in such resolutions and not prohibited by statute, shall have and may exercise between meetings of the Board of Directors, the authority of the Board of Directors designated by said resolution; provided that the Board of Directors shall not have authority to establish an Executive Committee without the written consent of all stockholders. The Board, by resolution, may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee.

2.   Meetings.  Meetings of any committee designated by the Board of Directors
     --------
     may be held at any time and at any place upon call of the President, the Chairperson of the Board or the Chairperson of any committee, but such notice may be waived by any committee member. Notice, which need not state the purpose of the meeting, shall be given verbally or in writing not less than twenty-four hours prior to the time of the holding of said meeting.

3.   Quorum.  A majority of the members of a committee shall constitute a quorum
     ------
     for the transaction of business and the act of a majority of the members of a committee present at a committee meeting shall be the act of the committee.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

1. The officers of the Company shall be elected by the Board of Directors and shall be: a Chairperson of the Board of Directors, a President, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, and a Treasurer and any additional officers and assistant officers of the Company as shall be determined by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

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2.   At its annual meeting, the Board of Directors shall elect the officers of the Company and each such officer shall hold office until the next annual meeting or until a successor shall have been duly qualified and elected or until death, resignation, retirement or removal by the Board of Directors. A vacancy in any office may be filled for the unexpired portion of the term at any meeting of the Board of Directors.

3. Any director or officer may resign at any time. Such resignation shall be made in writing and delivered to and filed with the Secretary, except that a resignation of the Secretary shall be delivered to and filed with the President. A resignation so made shall be effective upon its delivery unless some other time be fixed in the resignation.

4. The Board of Directors may appoint and remove at will such agents and committees as the business of the Company shall require, each of whom shall exercise such powers and perform such duties as may from time to time be prescribed or assigned by the President, the Board of Directors or by other provisions of these By-laws.


                                   ARTICLE V

                         POWERS AND DUTIES OF OFFICERS
                         -----------------------------

1.   The Chairperson of the Board of Directors:

     (a) the Board of Directors shall have the right and power to elect a Chairperson from among the members of the Board of Directors. The Chairperson of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors in place of the President of the Company, and he may also cast his vote on all questions, that after calling to order a meeting of the stockholders he may yield the chair to some other person present; and

     (b) the Chairperson of the Board shall have supervision of such matters as shall be assigned to him by the Board of Directors.

2.   The President:

     (a) shall be the Chief Executive Officer of the Company and shall in general supervise and control all of the business and affairs of the Company; and

     (b) shall in the absence of the Chairperson, preside at all meetings of the stockholders and directors; and

     (c) shall cause to be called regular and special meetings of the stockholders and directors in accordance with the requirements of the statute and these By-laws; and

     (d) may execute all contracts in the name of the Company, deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments and with the Secretary or one of the Assistant Secretaries all certificates for shares of the Company; and

     (e) shall cause all books, reports, statements, and certificates to be properly kept and filed as required by statute; and

     (f) shall enforce these By-laws and perform all the duties incident to his office and which are required by statute, and generally shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

3.   The Senior Vice President or other Vice Presidents:

     (a) shall have and exercise such powers and discharge such duties as may from time to time be delegated to them respectively, by the President or by the Board of Directors; and

     (b) may execute all contracts in the name of the Company, and all certificates for shares of the Company, deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments which the Board of Directors have authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Company, or shall be required by statute to be otherwise executed; and

     (c) in the absence of the President or in the case of his inability to act, the Senior Vice President shall, or in the absence of the Senior Vice President or in the case of his inability to act, the other Vice Presidents in order of seniority shall be vested with all the powers and shall perform all the duties of said President during his absence or inability to act, or until his successor be duly qualified and elected.

4.   The Treasurer:

     (a) shall have the care and custody of and be responsible for all the funds and securities in the name of the Company in such banks, trust companies or other depositories as shall be designated by the Board of Directors; and

     (b) subject to banking resolutions adopted by the Board of Directors, shall make, sign, and endorse in the name of the Company all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors; and

     (c) shall keep at the principal office of the Company accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Company during business hours; and

     (d) shall render a report to the Chairperson, President and to the Board of Directors whenever requested, of the financial condition of the Company and of his transactions as Treasurer; and

     (e) shall further perform all duties incident to the office of Treasurer of the Company.

5. The Assistant Treasurer(s): shall have all of the powers and shall perform the duties of the Treasurer in case of the absence of the Treasurer or his or her inability to act, and have such other powers and duties as they may from time to time be assigned or directed to perform by the Treasurer.

6. The Secretary: shall have the care and custody of the Company stock books and the Company seal; attend all meetings of the stockholders, the Board of Directors and any standing committees; record all votes and the minutes of all proceedings in books kept for that purpose; execute such instruments on behalf of the Company as he may be authorized by the Board of Directors or by statute to do; countersign, attest and affix the Company seal to all certificates and instruments where such countersigning or such sealing and attestation are necessary to the true and proper execution thereof; see that proper notice is given of all meetings of the stockholders of which notice is required to be given; and have such additional powers and duties as may from time to time be assigned or directed to perform by these By-laws, by the Board of Directors or the President.

7. The Assistant Secretary (ies): shall have all of the powers and shall perform the duties of the Secretary in case of the absence of the Secretary or his or her inability to act, and have such other powers and duties as they may from time to time be assigned or directed to perform.


                                  ARTICLE VI

                            CERTIFICATES FOR SHARES
                            -----------------------

1.   Form and Execution of Certificates. Certificates of stock shall be in such
     ----------------------------------
     form as required by the Business Corporation Law of Delaware and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairperson or by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the company seal or a facsimile thereof. When such certificate is countersigned by a Transfer Agent or registered by a Registrar, the signatures of any such officers may be a facsimile. To the extent permitted by law, the Board of Directors of the Company may authorize the issuance of some or all of the shares or any or all of its classes or series without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Company.

2.   Transfer.  Transfer of shares shall be made only upon the books of the
     --------
     Company by the registered holder in person or by attorney, duly authorized, upon surrender of the certificate or certificates for such shares properly assigned for transfer. Transfer of fractional shares shall not be made upon the records or books of the Company, nor shall certificates for fractional shares by issued by the Company.

3.   Lost or Destroyed Certificates.  The holder of any certificate representing
     ------------------------------
     shares of stock of the Company may notify the Company of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction. Moreover, the Board of Directors may require the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Company against loss or liability by reason of the issuance of such new certificates.

4.   Record Date. For the purpose of determining stockholders entitled to notice
     -----------
     of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Company may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days, nor less than ten days before the meeting or action requiring such determination of stockholders. If not otherwise fixed, the record date is the close of business on the day before the effective date of notice to stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than thirty days after the date fixed for the original meeting.


                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------

1.   Right to Indemnification.  (a)  The Company shall indemnify and hold
     ------------------------
     harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by a such Covered Person. Notwithstanding the preceding sentence, (except as otherwise provided in 3 below) the Company shall not be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person unless the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Company.

     (b) The Company may indemnify to the fullest extent permitted by law any person who is not a director or officer of the Company to whom the Company is permitted by applicable law to provide indemnification, whether pursuant to rights granted pursuant to, or provided by, the General Corporation Law of the State of Delaware or other rights created by (i) resolution of shareholders, (ii) resolution of directors, or (iii) a written agreement providing for such indemnification authorized by any officer designated by the Board of Directors of the Company for such purpose, it being expressly intended that these by-laws authorize the creation of other rights in any such manner.

2.   Prepayment of Expenses.  (a)  The Company shall pay the expenses (including
     ----------------------
     attorneys' fees) incurred by a Covered Person in defending any proceeding for which such Covered Person is entitled to be indemnified pursuant to 1(a) above in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of any undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

     (b) The Company may pay the expenses (including attorneys' fees) incurred by a person who is not a director or officer of the Company to whom the Company is permitted by applicable law to provide advancement of expenses in defending any proceeding for which such person is entitled to be indemnified pursuant to 1(b) above in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VII or otherwise.

3.   Claims.  If a claim for indemnification or advancement of expenses under
     ------
     this Article VII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.   Nonexclusivity of Rights.  The rights conferred on any Covered Person by
     ------------------------
     this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of shareholder or disinterested directors or otherwise.

5.   Other Sources. The Company's obligation, if any, to indemnify or to advance
     -------------
     expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses for such other company, partnership, joint venture, trust, enterprise or non-profit enterprise.

6.   Amendment or Repeal. Any repeal or modification of the foregoing provisions
     -------------------
     of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

7.   Other Indemnification and Prepayment of Expenses.  This Article VII shall
     ------------------------------------------------
     not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate company action.


                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

1.   Fiscal Year. The fiscal year of the Company shall begin on the first day of
     -----------
     January and end at midnight on the last day of December of each year.

2.   Contracts. The Board of Directors may authorize any officer(s), agent(s) or
     ---------
     employee(s), to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by these by-laws, no officer, agent or employee shall have any power or authority to bind the Company by any contact or undertaking, or to pledge its credit or to render it liable for any purpose or on any account.

3.   Company Seal.  The company seal shall be circular in form and inscribed
     ------------
     with the words:

                         "GE FINANCIAL ASSURANCE HOLDINGS, INC.

     (SEAL)              COMPANY SEAL

                         STATE OF DELAWARE

                              1996"

     and which words may be changed at any time by resolution of the Board of Directors and shall be used as authorized by these By-laws.

4.   Dividends.  The Board of Directors at any regular or special meeting may
     ---------
     declare dividends payable out of the surplus of the Company, subject to the restrictions and limitations imposed by statute whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Company.

5.   Form of Records.  Any records maintained by the Company in the regular
     ---------------
     course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

6.   Amendments.  These By-laws may be altered or amended by the stockholders at
     ----------
     any annual or special meeting. They may also be altered or amended by the Board of Directors at any meeting by a vote of the majority of the whole Board. Any By-law adopted by the Board shall be subject to alteration, amendment or repeal at any time by the stockholders at any annual or special meeting.

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